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                                                                      EXHIBIT 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements on Form S-3 (File No. 2-77062), and Forms S-8 (File Nos. 2-77060, 2-91694, 33-43955
and 33-48287) of our reports dated February 18, 1999, on our audits of the consolidated financial statements and related financial statement schedule of Instron Corporation as of December 31, 1998, and 1997, and for each of the three years in the period ended December 31, 1998, which reports are included in this Annual Report on Form 10-K.




                                                /s/ PRICEWATERHOUSECOOPERS LLP
                                               ---------------------------------
                                                   PricewaterhouseCoopers LLP
Boston, Massachusetts
July 22, 1999